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                                                                  EXECUTION COPY

                   FIELDSTONE MORTGAGE INVESTMENT CORPORATION

                              Mortgage-Backed Notes

                             UNDERWRITING AGREEMENT

                                                                   July 29, 2005

To the Underwriters identified in the
related Terms Agreement

Ladies and Gentlemen:

     1. Introduction. Fieldstone Mortgage Investment Corporation, a Maryland corporation (the "Depositor"), has authorized the issuance and sale of Mortgage-Backed Notes (the "Notes") and Mortgage-Backed Certificates (the "Certificates" and together with the Notes, the "Securities") in one or more series (each, a "Series"). This Underwriting Agreement (the "Underwriting Agreement") related to offers and sales of Series of Notes.

     Each Note will generally be payable out of the cash flows attributable to the property of each Trust, which will consist of one or more pools of mortgage loans (the "Mortgage Loans") and certain related property to be conveyed to the Trust by the Depositor. The Mortgage Loans may be sold to the Depositor pursuant to one or more Mortgage Loan Purchase Agreements (each, an "Mortgage Loan Purchase Agreement"), between the Depositor, as purchaser, Fieldstone Investment Funding, LLC (the "Transferor") and Fieldstone Investment Corporation, as seller (the "Seller"). The Notes of any Series will be issued pursuant to a Trust Agreement (the "Trust Agreement"), a Transfer and Servicing Agreement (the "Transfer and Servicing Agreement") and an Indenture, among the Trust, the Depositor, the Seller, the Master Servicer, the Servicer, the Subservicer, the Owner Trustee, the Indenture Trustee and the Trust Administrator, as applicable. Capitalized terms used herein and not defined, shall have the meaning set forth in the Transfer and Servicing Agreement or the related Terms Agreement (as defined below).

     The Notes are more fully described in the Registration Statement (as such term is defined in Section 2(a)), which the Depositor has furnished to the Representative (as defined below). Each Series of Notes and any classes or subclasses of Notes (each, a "Class" or "Subclass", respectively) within such Series may vary, among other things, as to number and types of Classes or Subclasses, aggregate class principal amount or class notional amount or aggregate class principal amount, the interest rate with respect to each Class or Subclass, the percentage interest if any, entitled by each Class or Subclass to payments of principal and interest on, or with respect to, the Notes payable out of cash flows attributable to the Mortgage Loans included in the related Trust, the class principal amount and interest rate, if any, priority of payment among Classes or Subclasses, the method of credit enhancement with respect to the Notes for such Series, the Classes or Subclasses of Notes of such Series subject to this Agreement, and any other variable terms contemplated by the Operative Agreements and in the Notes of such Series. For federal income tax purposes, the Notes will be characterized as debt to the extent they are




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issued to parties unrelated to the equity owner of the Trust and are rated at least "BBB-" or the equivalent by one or more Rating Agencies.

     Whenever the Depositor determines to make an offering of Notes pursuant to this Underwriting Agreement, the Depositor will enter into an agreement (the "Terms Agreement") providing for the sale of such Notes to, and the purchase and offering thereof by, an underwriter acting for itself and as the representative (the "Representative") for the other underwriters, if any, identified in the related Terms Agreement (in each case, collectively, the "Underwriters") or through an underwriting syndicate managed by the Representative. The Representative and any other underwriters identified in the related Terms Agreement agree to become obligated to purchase Notes from the Depositor. Such Terms Agreement shall specify the class principal amount or class notional amount of each Class or Subclass of the Notes to be issued and their terms not otherwise specified in the Operative Agreements, the Classes or Subclasses of Notes subject to this Agreement, the price at which such Notes are to be purchased by the Representative and each of the Underwriters from the Depositor, the aggregate amount of Notes to be purchased by the Representative and each Underwriter and any other Underwriter that is a party to such Terms Agreement and the initial public offering price or the method by which the price at which such Notes are to be sold will be determined. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, which may take the form of an exchange of any standard form of written telecommunication between the Representative and the Depositor. Each offering of Notes will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon the Representative and the related Underwriters. Except as otherwise required by the context, all references herein to a Terms Agreement, Delivery Date, the related Operative Agreements and Underwriters shall refer to the Terms Agreement, Delivery Date, the related Operative Agreements and Underwriter or Underwriters, as the case may be, relating to the related Series of Notes.

     2. Representations and Warranties of the Depositor. The Depositor represents and warrants to the Representative and to each of the Underwriters as of the date hereof and as of the date of the applicable Terms Agreement, as follows:

          (a) A registration statement on Form S-3 (No. 333-125910) including a prospectus and such amendments thereto as may have been required on the date hereof relating to the Notes and the offering of each Series thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), has been filed with the Securities and Exchange Commission (the "Commission") and such registration statement, as amended, has become effective under the Act. For purposes of this Agreement, "Effective Time" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission and "Effective Date" means the date of the Effective Time. Such registration statement, as amended, and the prospectus relating to the sale of the Notes of the applicable Series offered thereby constituting a part thereof, as from time to time amended or supplemented (including any prospectus relating to the Notes filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission promulgated under the Act (the "Rules and Regulations")), including all documents incorporated


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     therein by reference relating to the Series of Notes to which the Terms
     Agreement relates, are respectively referred to as the "Registration Statement" and the "Base Prospectus"; provided, however, that a supplement to such Base Prospectus prepared pursuant to Section 5(a) shall be deemed to have supplemented the Base Prospectus only with respect to the offering of the Series of Notes to which it relates (any such supplement for a Series of Notes, the "Prospectus Supplement" and together with the Base Prospectus, the "Prospectus"). Reference made herein to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act as of the date of the Prospectus and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934 (the "Exchange Act") after the date of the Prospectus and incorporated by reference in the Prospectus and any reference to any amendment to the Registration Statement shall be deemed to include any report of the Depositor filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Prospectus or the effectiveness of the Registration Statement and no proceedings for such purpose are pending or, to the Depositor's knowledge, threatened by the Commission. There are no contracts or documents of the Depositor which are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Rules and Regulations which have not been so filed or incorporated by reference therein on or prior to the Effective Date of the Registration Statement other than such documents or materials, if any, as the Representative delivers to the Depositor pursuant to Section 8 hereof for filing on Form 8-K. The conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement.

          (b) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, when they become effective or are filed with the Commission, as the case may be, in all material respects to the requirements of the Securities Act and the Rules and Regulations. The Registration Statement, as of the Effective Date thereof and of any amendment thereto, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus for a Series of Notes identified in the related Terms Agreement, as of its date, and as amended or supplemented as of the Closing Date, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to (i) information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Depositor in writing by any Underwriter through the Representative expressly for use therein, it being understood that such information is limited to the information identified in the related Terms Agreement as the "Underwriters' Information" or (ii) other than with respect to any Mortgage Pool Error, any information contained in any Collateral Term Sheet, Structural Term Sheet or Computational Materials (each as defined in Sections 8


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     and 9 below). The Prospectus delivered to the Underwriters for use in connection with the offering of the related Series of Notes was identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system, except to the extent permitted by Regulation S-T.

          (c) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

          (d) The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full corporate power and authority to own its assets and conduct its business as described in the Prospectus, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Depositor, and is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting business.

          (e) There are no actions, proceedings or investigations pending with respect to which the Depositor has received service of process or, to the knowledge of the Depositor, threatened by or before any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject (i) which if determined adversely to the Depositor would have a material adverse effect on the business or financial condition of the Depositor, (ii) asserting the invalidity of any of the Operative Agreements or the related Series of Notes, (iii) seeking to prevent the issuance of the related Series of Notes or the consummation by the Depositor of any of the transactions contemplated by any of the Operative Agreements or (iv) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, any of the Operative Agreements or the related Series of Notes.

          (f) The related Operative Agreements and the related Notes conform, or will conform as of the related Delivery Date, to the description thereof contained in the Registration Statement and the related Prospectus; and the Notes of a Series, on the Delivery Date set forth in the related Terms Agreement, will have been duly and validly authorized and, when such Notes are duly and validly executed by the Trust, authenticated by the Indenture Trustee or the Trust Administrator and delivered in accordance with such Operative Agreements and delivered and paid for as provided herein, will be validly issued and outstanding and entitled to the benefits afforded by the related Operative Agreements.


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          (g) The execution and delivery by the Depositor of this Agreement and the other related Operative Agreements to which it is a party are within the corporate power of the Depositor and have been, or will have been on the related Delivery Date, duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery by the Depositor of such instruments, nor the consummation by the Depositor of the transactions herein or therein contemplated, nor the compliance by the Depositor with the provisions hereof or thereof, will (i) conflict with or result in a breach of, or constitute a default under, any of the provisions of the certificate of incorporation or by-laws of the Depositor,
     (ii) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties, (iii) conflict with any of the provisions of any indenture, mortgage, contract or other instrument to which the Depositor is a party or by which it is bound, or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

          (h) At the date thereof, each Agreement to which the Depositor is a party will constitute a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and to general principles of equity.

          (i) All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid and proper authorization, issuance and sale of the Notes of the related Series pursuant to this Agreement and the other related Operative Agreements has been or will be taken or obtained on or prior to the applicable Delivery Date.

          (j) At the applicable Delivery Date, each of the Mortgage Loans included in the Trust will conform to the representations and warranties with respect thereto set forth in the related Mortgage Loan Purchase Agreement and the Depositor will (i) have equitable title to the interest in the Mortgage Loans, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens"), (ii) not have assigned to any person (other than the Trust) any of its right, title or interest in the Mortgage Loans, and
     (iii) have the power and authority to sell its interest in the Mortgage Loans to the Trust and to sell the related Series of Notes to the Underwriters. Upon execution and delivery of the related Transfer and Servicing Agreement by the Owner Trustee, the Owner Trustee will have acquired beneficial ownership of all of the Depositor's title and interest in and to the Mortgage Loans, which will in turn be pledged to the Indenture Trustee in accordance with the terms of the Indenture.

          (k) If so specified in the Prospectus, certain of the Notes subject to this Agreement and offered by means of the Registration Statement may, when issued


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     pursuant to the Indenture, be "mortgage related securities", as such term is defined in Section 3(a)(41) of the Exchange Act.

          (l) Neither the Depositor nor the Trust will be subject to registration as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (m) Since the respective dates as of which information provided by the Seller or the Depositor is given in the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Depositor or any Seller, otherwise than as set forth or contemplated in the Prospectus as supplemented or amended as of the Closing Date.

          (n) Any certificate signed by an officer of the Depositor and delivered to the Representative or counsel for the Representative in connection with an offering of the Notes shall be deemed, and shall state that it is, a representation and warranty of the Depositor as to the matters covered thereby on the date of such certificate to each person to whom the representations and warranties in this Section 2 are made.

          (o) As of the date of delivery, there are no Mortgage Pool Errors in any of the information provided to the Underwriters regarding the Mortgage Loans and such information is true and correct in all material respects or, if there is any material error in any such information, the Depositor has promptly provided corrected information to the Underwriters.

          (p) On the Closing Date, the Mortgage Loans will conform in all material respects to the description thereof contained in the Prospectus and the representations and warranties contained in this Agreement will be true and correct in all material respects. The representations and warranties of the Seller and the Depositor set out in the Transfer and Servicing Agreement are hereby made to the Underwriters as though set out herein, and at the dates specified therein, such representations and warranties were or will be true and correct in all material respects.

          (q) Each of the Seller and the Depositor possess all material licenses, certificates, permits or other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and as described in the Prospectus and there are no proceedings pending or, to the best knowledge of the Depositor, threatened, relating to the revocation or modification of any such license, certificate, permit or other authorization which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the business, operations, results of operations, financial position, income, property or assets of either the Seller or the Depositor.

          (r) The Depositor is not aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any


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     proceeding for that purpose, or (iii) any notification with respect to the suspension of the qualification of the related Series of Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

     3. Purchase, Sale and Delivery of Notes. Delivery of and payment for each Series of Notes to which this Agreement applies will be made at such time and location as is specified in the related Terms Agreement, or as the Representative and the Depositor shall agree upon, each such time being herein referred to as a "Delivery Date." Delivery of such Notes shall be made by the Depositor to the Underwriters against payment of the purchase price specified in the applicable Terms Agreement in same day funds wired to such bank as may be designated by the Depositor, or by such other manner of payment as may be agreed upon by the Depositor and the Representative. Except as otherwise provided in the related Terms Agreement, each Class of Notes of a Series sold to the Underwriters pursuant to such Terms Agreement will be represented initially by one or more notes registered in the name of Cede & Co., the nominee of the Depository Trust Company (the "DTC Notes"). The interests of the beneficial owners of the DTC Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive certificates for the DTC Notes will be made available only under the limited circumstances specified in the Indenture. Except as otherwise provided in the related Terms Agreement, each Class of Notes of a Series sold to the Underwriters as definitive notes pursuant to such Terms Agreement will be in definitive, fully registered form, in such denominations and registered in such names as the Representative shall request, and will be made available at least 24 hours prior to the applicable Closing Date, for checking and packaging at the offices of Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 E. Byrd Street, Richmond, Virginia 23219 in such amounts as determined pursuant to the Terms Agreement.

     The Depositor and the Underwriters have agreed that the Delivery Date will be the date as set forth in the related Terms Agreement.

     4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Notes subject to this Agreement for sale to the public as set forth in the Prospectus.

     5. Covenants of the Depositor. The Depositor covenants and agrees with the Underwriters participating in the offering of the applicable Series of Notes that:

          (a) Immediately following the execution of the related Terms Agreement, the Depositor will prepare a Prospectus Supplement setting forth the amount of Notes of the related Series covered thereby and the terms thereof not otherwise specified in the Base Prospectus, the price at which such Notes are to be purchased by the Underwriters, from the Depositor, either the initial public offering price or the method by which the price at which such Notes are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as the Representative and the Depositor deem appropriate in connection with the offering of such Notes, but the Depositor will not file, for so long as the delivery of a Prospectus is required in connection with the offering or sale of such Notes, any amendments to the Registration Statement as in effect with respect to such Notes, or any amendments or supplements to the related Prospectus, unless it shall first have delivered copies of such amendments or supplements to the Representative, or if the Representative shall have reasonably objected thereto promptly


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     after receipt thereof, the Depositor will, during such period, immediately advise the Representative or its counsel (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective and (ii) of any order or communications suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Notes or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or Blue Sky law, as soon as the Depositor is advised thereof, and will use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued. The Depositor will use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof. The Depositor will file such Prospectus pursuant to Rule 424 under the Act not later than the Commission's close of business on the second Business Day following the availability of the Prospectus to the Underwriters.

          (b) If, at any time when a Prospectus relating to the Notes of the related Series is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Depositor will promptly prepare and file with the Commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance; provided, however, that the Depositor will not be required to file any such amendment or supplement with respect to any Computational Materials, Structural Term Sheets (each as defined in Section 8 below) or Collateral Term Sheets (as defined in Section 9 below) incorporated by reference in the Prospectus other than any amendments or supplements of such Computational Materials or Structural Term Sheets that are furnished to the Depositor by the Underwriters pursuant to Section 8(a) hereof or any amendments or supplements of such Collateral Term Sheets that are furnished to the Depositor by the Underwriters pursuant to Section 9(a) hereof which are required to be filed in accordance therewith.

          (c) The Depositor will cause any Computational Materials and any Structural Term Sheets with respect to the Notes of a Series that are delivered by the Representative to the Depositor pursuant to Section 8 to be filed with the Commission on a Current Report on Form 8-K (a "Current Report") pursuant to Rule 13a-11 under the Exchange Act in accordance with
     Section 10 prior to the time of filing of the Prospectus as provided in
     Section 5(a) hereof and will include therein all such materials so furnished. The Depositor will cause any Collateral Term Sheet with respect to the offered Notes of a Series that is delivered by the Representative to the Depositor in accordance with the provisions of Section 9 to be filed with the Commission on a Current Report pursuant to Rule 13a-11 under the Exchange Act in accordance with Section 10 within two Business Days of delivery of any such Collateral Term Sheet to any prospective investor in the related Series of Notes and will include therein all such materials so furnished. In addition, if at any time prior to the availability of the related Prospectus, the Representative has delivered to any prospective investor a subsequent Collateral Term


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     Sheet that reflects, in the reasonable judgment of the Representative and the Depositor, a material change in the characteristics of the Mortgage Loans for the related Series from those on which a Collateral Term Sheet with respect to the related Series previously filed with the Commission was based, the Depositor will cause any such Collateral Term Sheet that is delivered by the Representative to the Depositor in accordance with the provisions of Section 9 hereof to be filed with the Commission on a Current Report in accordance with Section 10. Each such Current Report shall be incorporated by reference in the related Prospectus and the related Registration Statement. Each Underwriter that prepares and delivers to any prospective investor in a Series of Notes any Computational Materials, Structural Term Sheets or Collateral Term Sheets hereby agrees to deliver those Computational Materials, Structural Term Sheets or Collateral Term Sheets to the Representative prior to the required delivery date by the Representative to the Depositor set forth in Sections 8 and 9 hereof.

          (d) The Depositor will cause the Trust Administrator to furnish or make available, within a reasonable time after the end of each calendar year, to each holder of a Note (each, a "Noteholder") at any time during such year, such information as is necessary or desirable to assist Noteholders in preparing their federal income tax returns.

          (e) The Depositor will furnish to the Representative copies of the Registration Statement (two of which will be signed and will include all documents and exhibits thereto or incorporated by reference therein), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents relating to the Notes of the related Series, in each case as soon as available, and in such quantities as the Representative reasonably requests.

          (f) The Depositor will arrange for, and will pay all expenses (including reasonable fees and expenses of counsel) in connection with the qualification of the Notes of the related Series for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the distribution of the Notes; provided, however, that neither the Depositor nor the Trust shall be required to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process.

          (g) The Depositor will, while the Notes of a Series are outstanding furnish to the Representative, and upon request of each other Underwriter, information with respect to the related Trust or the Mortgage Loans included in the related mortgage pool, as the Representative or any such Underwriter may reasonably request, including but not limited to information necessary or appropriate to the maintenance of a secondary market in the Notes of such Series.

          (h) The Depositor, whether or not the transactions contemplated under the related Terms Agreement are consummated or the related Terms Agreement is terminated, will pay all expenses incident to the performance of its obligations under this Agreement and the Terms Agreement and will reimburse the Underwriters for any


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     expenses (including fees and disbursements of its counsel) incurred by them in connection with (i) the offering and the qualification of the related Series of Notes, (ii) the preparation of all documents described herein,
     (iii) reasonable fees and expenses of the Servicer, Subservicer, Owner Trustee, Indenture Trustee and Trust Administrator, (iv) the investigation by the Underwriters of the Seller, the Depositor and the Mortgage Loans,
     (v) the determination of their eligibility for investment under the laws of such jurisdictions as the Representative may designate and the reproduction of memoranda relating thereto, (vi) any fees charged by investment rating agencies for the rating of the Notes and (vii) reasonable and customary expenses incurred in distributing any preliminary prospectuses, the Prospectus or any amendments or supplements thereto to the Underwriters; provided however, that the Depositor shall not be liable for the payment of any of the foregoing amounts to the extent that the failure to consummate the transactions described herein resulted from any act or omission of the Underwriters pursuant to the terms of this Agreement.

          (i) During the period when a Prospectus is required by law to be delivered in connection with the sale of Notes of a related Series pursuant to this Agreement, the Depositor will file, or cause the Trust Administrator to file on behalf of the related Trust, on a timely and complete basis, all documents that are required by the related Trust with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

          (j) The Depositor will prepare, or cause to be prepared, and file, or cause to be filed such tax returns and take such actions, all on a timely basis, as is required to maintain the Notes as debt status for tax purposes.

     6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Notes of a related Series subject to this Agreement will be subject to the accuracy of the representations and warranties on the part of the Depositor as of the date hereof, the date of the Terms Agreement and the applicable Delivery Date, to the accuracy of the statements of the Depositor made pursuant to the provisions thereof, to the performance by the Depositor in all material respects of its obligations hereunder and to the following additional conditions precedent:

          (a) Each of the obligations of the Depositor required to be performed by it on or prior to the Closing Date pursuant to the terms of the relevant Operative Agreements shall have been duly performed and complied with and all of the representations and warranties of the Depositor under any of the Operative Agreements shall be true and correct as of the Closing Date or as of another date specified therein and no event shall have occurred which, with notice or the passage of time, would constitute a default under any of such Operative Agreements, and the Underwriters shall have received certificates to the effect of the foregoing, each signed by an authorized officer of the Depositor.

          (b) The Representative shall have received letters dated the date of the Terms Agreement, in form and substance reasonably acceptable to the Representative and its counsel, prepared by independent certified public accountants, (i) regarding the numerical and statistical information contained in the Prospectus, other than the numerical and statistical information referred to in Section 6(d) hereof, and (ii) relating to certain agreed upon procedures as specified by the Underwriters.

          (c) The Representative shall have received letters dated the date of the Terms Agreement, in form and substance reasonably acceptable to the Representative and its counsel, prepared by independent certified public accountants, regarding the numerical and statistical information contained in the Computational Materials, Structural Term Sheets and Collateral Terms Sheets.

          (d) The Representative shall have received letters dated the date of the Terms Agreement, in form and substance acceptable to the Representative and its counsel, prepared by independent certified public accountants of the Servicers, regarding the numerical and statistical information contained in the Prospectus regarding the Servicers' respective servicing portfolios.

          (e) The Representative and each Underwriter shall have received the requested number of copies of the Prospectus for the related Series of Notes.

          (f) All actions required to be taken and all filings required to be made by the Depositor under the Act prior to the sale of the Notes of the applicable Series shall have been duly taken or made; and prior to the applicable Delivery Date, the Representative shall have received confirmation of the effectiveness of the Registration Statement and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Depositor or any Underwriter, shall be contemplated by the Commission.

          (g) The Notes subject to this Agreement and offered by means of the Registration Statement shall be rated by the applicable rating agencies at the time of issuance as set forth in the Terms Agreement.

          (h) (1) The Representative shall have received an opinion of counsel or counsels for the Depositor, dated the applicable Delivery Date, substantially to the effect that:

               (i) The Depositor has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the state of Maryland. The Depositor has the corporate power and authority to own its assets and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Operative Agreements to which it is a party;

               (ii) Each of the Trust Agreement, Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement has been duly authorized, executed and delivered by the Depositor and each constitutes a valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms;

               (iii) When duly authorized by the Issuer and duly and validly executed and delivered by the Owner Trustee, on behalf of the Issuer, and authenticated by the Indenture Trustee in accordance with the terms of the Indenture, delivered against payment of the purchase price therefor pursuant to this Underwriting Agreement, the Notes will be entitled to the benefits of the Indenture and will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms;

               (iv) Each of the Operative Agreements to which it is a party has been duly authorized, executed and delivered by the Depositor;

               (v) The execution and delivery by the Depositor of each of the Underwriting Agreement, the related Terms Agreement, the Trust Agreement, the Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement and the performance by the Depositor of its obligations thereunder each in accordance with its terms, do not conflict with the certificate of incorporation or by-laws of the Depositor;

               (vi) At the date hereof, the Issuer is not required to be registered under the Investment Company Act of 1940, as amended;

               (vii) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), and complies with the requirements of the TIA and the applicable Rules and Regulations;

               (viii) The Indenture creates a valid security interest in favor of the Indenture Trustee, for the benefit of the holders of the Notes, in the Issuer's right, title and interest in and to the Collateral securing the obligations of the Issuer under the Indenture in which a security interest may be created pursuant to the UCC;

               (ix) The Registration Statement has been declared effective under the 1933 Act; the Base Prospectus and the Prospectus Supplement have each been filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the 1933 Act in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission;

               (x) The Registration Statement and the Prospectus (in each case other than (A) the financial statements, schedules, tables and other financial and statistical data included or incorporated by reference therein or omitted therefrom and (B) any documents incorporated by reference, as to which such counsel need not express an opinion), as of their respective effective or issue dates, as the case may be, each appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the 1933 Act and the rules and regulations of the Commission under the 1933 Act;

               (xi) In the event that the related Prospectus Supplement discloses that any class of Notes constitute "mortgage-related securities" within the meaning of

          Section 3(a)(41) of the Securities Exchange Act of 1934, as amended, that such class so qualifies assuming that it is rated by a nationally recognized statistical rating organization in one of its two highest rating categories, for so long as it is so rated;

               (xii) The information in the Prospectus under the captions "Description of the Notes," "The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement" and "The Trust Agreement and the Indenture," to the extent that it constitutes a summary of certain provisions of the Notes and of the Mortgage Loan Purchase Agreement, the Transfer and Servicing Agreement, the Trust Agreement and the Indenture, has been reviewed by such counsel and is correct in all material respects; the statements contained under the caption "ERISA Considerations," insofar as such statements describe certain provisions of federal statutes and regulations, have been reviewed by such counsel, and such statements fairly describe such provisions and regulations; and the statements contained under the caption "Federal Income Tax Consequences," insofar as such statements constitute conclusions of law, are true and correct in all material respects as set forth therein;

               (xiii) With respect to the mortgage notes that constitute "instruments," "general intangibles" or "tangible chattel paper," as those terms are defined in the UCC, the filing of a Financing Statement on form UCC1 in proper form in the appropriate filing office in the State of Maryland will be effective to perfect the security interest of the Indenture Trustee in the mortgage notes. Such security interest in favor of the Indenture Trustee will be prior to any security interest in the Mortgage Notes in favor of any other creditor of the Issuer;

               (xiv) The Notes, other than those certain Classes, or portions of Classes, of Notes which, at the time of their issuance, the Seller, or one of its qualified REIT Subsidiaries acquires beneficial ownership thereof ("the Retained Notes"), will be treated as debt for U.S. federal income tax purposes. In addition, we are of the opinion that, if any Retained Note is subsequently sold for cash to a party unrelated to the beneficial owner of the Ownership Certificate, such Retained Note will be treated as debt for U.S. federal income tax purposes as of the date of such sale, assuming we can continue to rely on all of the Closing Date REIT Assumptions, determined as of the date of such sale where appropriate, and provided that:

                    1. no modifications have been made to the Transaction Documents as of the date of such sale;

                    2. the Rating Agency's rating of such Retained Note as of the date of such sale is not lower than the rating for such Retained Note as of the Closing Date; and

                    3. no adverse changes have been made to (or that would adversely affect the application of) the Closing Date Legal Authorities (as defined below).

               (xv) For U.S. federal income tax purposes, the Trust will not be classified as an association taxable as a corporation or a publicly traded partnership taxable as a corporation; and

               (xvi) Although the Trust will be classified as a taxable mortgage pool during the time that any Notes are outstanding, the Trust will not be subject to federal income tax during such time as long as the beneficial owner of the Ownership Certificate qualifies as a REIT or as a qualified REIT Subsidiary under the Code.

          (2) The Representative shall have received an opinion of counsel or counsels for the Seller, dated the applicable Delivery Date, substantially to the effect that:

               (i) The Seller has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Maryland. The Seller has the organizational power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted. The Seller has the corporate power and authority to acquire and own the Mortgage Loans.

               (ii) The Seller has the corporate power and authority to (a) execute and deliver the Operative Agreements, (b) perform its obligations under and consummate the transactions provided for in the Operative Agreements, and (c) transfer its rights, title and interests in, to and under the related Mortgage Loans to the Depositor on the terms and conditions provided in the Mortgage Loan Purchase Agreement.

               (iii) The Transferor has the corporate power and authority to (a) execute and deliver the Mortgage Loan Purchase Agreement, (b) perform its obligations under and consummate the transactions provided for in the Mortgage Loan Purchase Agreement, and (c) transfer its rights, title and interests in, to and under the related Mortgage Loans to the Depositor on the terms and conditions provided in the Mortgage Loan Purchase Agreement.

               (iv) Each of the Operative Agreements has been duly authorized and executed by a duly authorized officer of the Seller.

               (v) The transfer and sale by each of the Seller and the Transferor of the related Mortgage Loans to the Depositor pursuant to the Mortgage Loan Purchase Agreement, the compliance by the Seller and the Transferor, as applicable, with the provisions of the related Operative Agreements and the consummation of the transactions contemplated by the related Operative Agreements and the fulfillment of the terms thereof will not violate or breach any of the terms and provisions of the articles of incorporation or bylaws of the Seller or the limited liability company agreement of the Transferor, as applicable.

               (vi) No authorization, approval, or other action by, and no notice to or filing with any court, governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller or the Transferor of the related Operative Agreements.

               (vii) Each of the related Operative Agreements constitutes the valid and binding obligation of the Seller and the Transferor enforceable against the Seller and the Transferor, respectively, in accordance with its terms.

               (viii) To our knowledge, there is no legal or governmental action, investigation or proceeding pending or threatened against the Seller (a) asserting the invalidity of any of the Operative Agreements, (b) seeking to prevent the consummation of any of the transactions provided for in the Operative Agreements, or (c) that would materially and adversely affect the ability of the Seller to perform its obligations under, or the validity or enforceability with respect to the Seller of, any of the Operative Agreements.

     Such counsel or counsels shall also deliver an opinion or opinions (i) that the transfer of all of the right, title and interest in and to the Mortgage Loans from the Seller to the Depositor, from the Transferor to the Depositor and from the Depositor to the Issuer in each case, constitutes a "true sale" for bankruptcy purposes and (ii) with respect to the "non-consolidation" in a bankruptcy proceeding of the Seller and the Depositor.

     Such counsel or counsels shall also state that nothing has come to their attention that would lead them to believe that the Registration Statement (at the time it became effective) or the Prospectus or the Prospectus Supplement (in both cases, as of the date of the Prospectus Supplement and as of the Delivery
Date) (other than the financial and statistical information or information contained therein, as to which such counsel need not express an opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (i) The Representative shall have received an opinion of counsel to the Trust, Owner Trustee, Trust Administrator, Custodian and Indenture Trustee, dated the Delivery Date, and in the form agreed to on or prior to the date of the Terms Agreement.

          (j) The Representative shall have received opinions of counsel to the Master Servicer, each Servicer and each Subservicer, dated the Delivery Date, and in the form agreed to on or prior to the date of the Terms Agreement.

          (k) The Representative shall have received opinions of counsel to any provider of any derivative instrument documented under the ISDA master agreement, and an opinion of counsel to any credit support provider or guarantor relating to such derivative instrument, dated the Delivery Date, and in the form agreed to on or prior to the date of the Terms Agreement.

          (l) The Representative shall have received opinions of counsel to any credit enhancement provider relating to the Notes, dated the Delivery Date, and in the form agreed to on or prior to the date of the Terms Agreement.

          (m) The Representative shall have received a certificate or certificates signed by such of the principal executive, financial and accounting officers each of the Seller, the Servicer and the Depositor as the Representative may request, dated the applicable Delivery Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that with respect to each such party, as applicable, (i) the representations and warranties of such party in this Underwriting Agreement and in any applicable Operative Agreement are true and correct; (ii) such party has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated; (iv) the information contained in the Prospectus relating to the Seller, the Servicer and the Depositor, as applicable, and relating to the Mortgage Loans, is true and accurate in all material respects and nothing has come to his or her attention that that would lead such officer to believe that the Prospectus contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein not misleading; (v) subsequent to the respective dates as of which information is given in the Prospectus, and except as otherwise set forth in or contemplated by the Prospectus, there has not been any material adverse change in the general affairs, capitalization, financial condition or results of operations of such party;
     (vi) except as otherwise stated in the Prospectus, there are no material actions, suits or proceedings pleading before any court or governmental agency, authority or body or, to their knowledge, threatened, affecting such party or the transactions contemplated by this Underwriting Agreement;
     (vii) attached thereto are true and correct copies of a letter from the rating agency or agencies rating the related Series of Notes confirming that the Notes of such Series have been rated in one of the four highest rating categories established by such agency or agencies as set forth in the Terms Agreement and such rating has not been lowered since the date of such letter; and (viii) any applicable derivative instrument documented under the ISDA Master Agreement (including any related credit support documents or guarantees) has been delivered.

          (n) If applicable, the Representative shall have received letters dated the applicable Delivery Date from counsel rendering opinions to any nationally recognized statistical rating organization rating the applicable Series of Notes, to the effect that the Representative may rely upon their opinion to such rating organization, as if such opinion were rendered to the Representative.

          (o) The Representative shall have received certificates of the Trust, the Owner Trustee, the Trust Administrator and the Indenture Trustee, signed by one or more duly authorized officers of such parties, dated the applicable Delivery Date, as to the due acceptance of the related Operative Agreements by such parties, as applicable, and the due authorization and delivery of the Notes of such Series by the Trust and the Trust Administrator thereunder.

          (p) To the extent, if any, that the ratings provided to the Notes of the related Series by any of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch Ratings ("Fitch") are conditional upon the furnishing of documents or opinions of counsel or the taking of any other actions by the parties to the Operative Agreements, as the case may be, shall furnish such documents and take any such other actions.

          (q) The Representative shall have received letters from each Rating Agency confirming the ratings set forth in the related Terms Agreement.

          (r) The Depositor will furnish the Representative with such conformed copies of such other opinions, certificates, letters and documents as the Representative reasonably requests.

          (s) Subsequent to the execution and delivery of the related Terms Agreement, a downgrading, or public notification of a possible change, without indication of direction, shall not have occurred in the rating afforded any of the debt securities or claims paying ability of any person providing any form of credit enhancement for any of the Notes, by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act.

          (t) There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, subsequent to the execution and delivery of the related Terms Agreement, of the Seller and its affiliates that is in the reasonable judgment of the Representative material and adverse and that makes it in the reasonable judgment of the Representative impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus.

          (u) Subsequent to the execution and delivery of the related Terms Agreement, none of the following shall have occurred (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or New York state authorities, (iii) the United States shall have become engaged in material hostilities, there shall have been an escalation of such hostilities involving the United States or there shall have been a declaration of war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such), and in the case of any of the events specified in clauses (i) through (iv), such event makes it, in the reasonable judgment of the Representative, impractical to market the Notes.

     7.   Indemnification.

          (a) The Depositor will indemnify and hold harmless the Representative and each Underwriter and each person, if any, who controls the Representative or such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, expenses, damages or liabilities (including the cost of any investigation, legal and other expenses incurred in connection with and amounts paid settlement of any action, suit, proceeding or claim asserted) to which the Representative or such Underwriter or such controlling person may become subject, under the Act or the Exchange Act or other Federal or State statutory law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Representative and each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by the Representative or such Underwriter and each such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the Depositor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in or omission or alleged omission made in any of such documents (A) in reliance upon and in conformity with any Underwriters' Information, or (B) in any Derived Information furnished to prospective investors by the Underwriters, except to the extent that any untrue statement or alleged untrue statement therein or omission therefrom results directly from an error (a "Mortgage Pool Error") in the information concerning the characteristics of the Mortgage Loans furnished by the Seller or the Depositor to the Representative or any Underwriter in writing or by electronic transmission that was used in the preparation of either (x) any Computational Materials, Structural Term Sheets or Collateral Term Sheets (or amendments or supplements thereof) or
     (y) any written or electronic materials furnished to prospective investors on which the Computational Materials, Structural Term Sheets or Collateral Term Sheets (or amendments or supplements) were based. This indemnity agreement will be in addition to any liability which the Depositor may otherwise have.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Depositor, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Depositor within the meaning of Section 15 of the Act or
     Section 20 of the Exchange Act to the same extent as the foregoing indemnities from the Depositor to each Underwriter, but only with reference to (A) Derived Information provided by such Underwriter (except to the extent resulting from a Mortgage Pool Error) and (ii) the Registration Statement, the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, but with respect to clause
     (b)(ii) above, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any

     Underwriters' Information; provided, however, that in no event shall an Underwriter be liable to the Depositor under this paragraph (b) with respect to the material described in clause (B) unless such Underwriter prepared such Derived Information and no Underwriter shall be liable to the Depositor under this paragraph (b) in an amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the offering of the related Series of Notes. This indemnity agreement will be in addition to any liability that such Underwriter may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent such indemnifying party has been prejudiced thereby. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
     Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof , unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) for each of, and approved by, the Underwriters in the case of paragraph (a) of this Section 7, representing the related indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or
     (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. In no event shall an indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above
     (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriters on the other from the offering of the related Series of Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Depositor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified in connection with investigating or defending any action or claim which is the subject to this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of underwriting discounts and commissions received by such Underwriter . No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) For purposes hereof, as to each Underwriter, the term "Derived Information" means such information, if any, in the Collateral Term Sheets, Structural Term Sheets and/or Computational Materials that (i) is not contained or corrected in the Prospectus taking into account information incorporated therein by reference (other than information incorporated by reference from the Collateral Term Sheets, Structural Term Sheets and/or Computational Materials) or (ii) is not contained in any pool information provided by the Depositor or any affiliate thereof.

     8. Computational Materials and Structural Term Sheets.

          (a) The Representative agrees to provide to the Depositor no less than two business days prior to the date on which the Prospectus is proposed to be filed pursuant to Rule 424(b) under the Act, for the purpose of permitting the Depositor to comply with the filing requirement set forth in
     Section 5(c), all information (in such written or electronic format as required by the Depositor) prepared by it with respect to the related Series of

     Notes which constitutes (i) "Computational Materials", as defined in the Commission's No-Action Letter, dated May 20, 1994, addressed to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters"), the filing of which materials is a condition of the relief granted in such letters (such materials being the "Computational Materials"), and (ii) "Structural Term Sheets" within the meaning of the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter") and the filing of such materials is a condition of the relief granted in such letter (such materials being the "Structural Term Sheets"), such delivery to be made not later than 10:30 a.m. New York time on the business day immediately following the date on which such Computational Materials or Structural Term Sheets was first delivered to prospective investors in the Notes. Each delivery of Computational Materials and Structural Term Sheets to the Depositor pursuant to this paragraph (a) shall be effected in accordance with Section 10.

          (b) Each Underwriter represents and warrants to and agrees with the Depositor, as of the date of the related Terms Agreement and as of the Closing Date, that:

               (i) the Computational Materials of such Underwriter delivered to the Representative for delivery to the Depositor pursuant to Section 8(a) constitute (either in original, aggregated or consolidated form) all of the materials furnished to prospective investors by such Underwriter prior to the time of delivery thereof to the Depositor;

               (ii) the Structural Term Sheets of such Underwriter delivered to the Representative for delivery to the Depositor pursuant to Section 8(a) constitute all of the materials furnished to prospective investors by such Underwriter prior to the time of delivery thereof; and

               (iii) on the date any such Computational Materials or Structural Term Sheets with respect to such Notes (or any written or electronic materials furnished to prospective investors on which the Computational Materials are based) were last furnished to each prospective investor by such Underwriter and on the date of delivery thereof to the Depositor pursuant to Section 8(a) and on the related Closing Date, any Derived Information contained in such Computational Materials (or such other materials) or Structural Term Sheets did not and will not include any untrue statement of a material fact or, when read in conjunction with the Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     Notwithstanding the foregoing, no Underwriter makes any representation or warranty as to whether any Derived Information contained in Computational Materials or Structural Term Sheets (or any written or electronic materials on which the Computational Materials are based) included or will include any untrue statement resulting directly from any Mortgage Pool Error.

     9. Collateral Term Sheets.

     (a) Prior to the delivery of any Collateral Term Sheet, the filing of which material is a condition of the relief granted in such letter (such material being the "Collateral Term Sheets"), to a prospective investor in the Notes, the Underwriters shall notify the Depositor and its counsel by telephone of its intention to deliver such materials and the approximate date on which the first such delivery of such materials is expected to occur. Not later than 10:30 a.m., New York time, on the business day immediately following the date on which any Collateral Term Sheet was first delivered to a prospective investor in the Notes, the Underwriters shall deliver to the Depositor one complete copy of all materials provided by the Representative to prospective investors in such Notes which constitute "Collateral Term Sheets." Each delivery of a Collateral Term Sheet to the Depositor pursuant to this paragraph (a) shall be effected in accordance with Section 10. At the time of each such delivery, the Representative shall indicate in writing that the materials being delivered constitute Collateral Term Sheets, and, if there has been any prior such delivery with respect to the related Series, shall indicate whether such materials differ in any material respect from any Collateral Term Sheets previously delivered to the Depositor with respect to such Series pursuant to this Section 9(a) as a result of the occurrence of a material change in the characteristics of the related Mortgage Loans.

     (b) Each Underwriter represents and warrants to and agrees with the Depositor as of the date of the related Terms Agreement and as of the Closing Date, that:

          (i) The Collateral Term Sheets by such Underwriter delivered to the Representative for delivery to the Depositor pursuant to Section 9(a) constitute all of the materials furnished to prospective investors by such Underwriter prior to time of delivery thereof to the Depositor,

          (ii) On the date any such Collateral Term Sheets with respect to such Notes were last furnished to each prospective investor by such Underwriter and on the date of delivery thereof to the Depositor pursuant to Section 9(a) and on the related Closing Date, any Derived Information contained in such Collateral Term Sheets did not and will not include any untrue statement of a material fact or, when read in conjunction with the Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     Notwithstanding the foregoing, the Representative makes no representation or warranty as to whether any Derived Information contained in any Collateral Term Sheet included or will include any untrue statement or material omission resulting directly from any Mortgage Pool Error.

     (c) If, at any time when a Prospectus relating to the Notes of a Series is required to be delivered under the Act, it shall be necessary to amend or supplement the related Prospectus as a result of an untrue statement of a material fact contained in any Collateral Term Sheets provided by the Representative pursuant to this Section 9 or the omission to state therein a material fact required, when considered in conjunction with the related Prospectus, to be stated therein or necessary to make the statements therein, when read in conjunction with the related Prospectus, not misleading, or if it shall be necessary to amend or supplement any Current Report relating to any Collateral Term Sheets to comply with the Act or the rules thereunder, the Representative promptly will prepare and furnish to the Depositor for filing with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. The Representative represents and warrants to the Depositor, as of the date of delivery of such amendment or supplement to the Depositor, that any Derived Information contained in such amendment or supplement will not include any untrue statement of a material fact or, when read in conjunction with the related Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, the Representative makes no representation or warranty as to whether any Derived Information contained in any such amendment or supplement will include any untrue statement resulting directly from any Mortgage Pool Error.

     10. Delivery and Filing of Current Reports, Computational Materials, Collateral Term Sheets, Structural Term Sheets.

          (a) Any Current Report, Computational Materials, Collateral Term Sheet or Structural Term Sheet that is required to be delivered by the Representative to the Depositor hereunder shall be effected by the delivery of one copy to counsel for the Depositor and, if requested, one copy in computer readable format to the Financial Printer on or prior to 10:30 a.m. on the date so specified herein.

          (b) The Depositor shall cause its counsel or the Financial Printer to file with the Commission any such Current Report, Computational Materials, Collateral Term Sheet or Structural Term Sheet pursuant to Section 5(c) hereof.

     11. Default of Underwriters. If any Underwriter or Underwriters participating in an offering of a Series of Notes default in their obligations to purchase Notes of the related Series hereunder and under the related Terms Agreement and the aggregate principal amount of such Notes which such defaulting Underwriter or Underwriters agreed, but failed, to purchase does not exceed 10% of the total principal amount of the Notes set forth in such Terms Agreement, the Representative may make arrangements satisfactory to the Depositor for the purchase of such Notes by other persons, including any of the Underwriters participating in such offering, but regardless of whether such arrangements are made the non-defaulting Underwriters shall remain obligated severally to purchase the Notes of the related Series which they committed to purchase in accordance with the terms hereunder and under the Terms Agreement. If any Underwriter or Underwriters so default and the aggregate principal amount of Notes of the related Series with respect to which such default or defaults occur is more than 10% of the total principal amount of the Notes set forth in such Terms Agreement and arrangements satisfactory to the Representative and the Depositor for the purchase of such Notes by other persons are not made, this Agreement will terminate without liability on the part of any nondefaulting Underwriters, except as provided in Section 7. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     12. Termination of the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Notes of a given Series on the related Delivery Date shall be terminable by the Underwriters if at any time on or prior to the Delivery Date (a) any of the conditions set forth in Section 6 are not satisfied when and as provided therein; (b) there shall have been the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Seller or the Depositor, or for the winding up or liquidation of the affairs of the Seller or the Depositor; or (c) there shall have been the consent by the Seller or the Depositor to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Seller or the Depositor or of or relating to substantially all of the property of the Seller or the Depositor. The termination of the Depositor's obligations hereunder shall not terminate the Depositor's rights hereunder or its right to exercise any remedy available to it at law or in equity.

     13. No Fiduciary Duty. The Depositor acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm's length contractual counterparty to the Depositor with respect to the offering of any Series of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Depositor or any other person. In addition, neither the Representative nor any other Underwriter is advising the Depositor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Depositor shall consult with its own advisors concerning such matters, and the Underwriters shall have no responsibility or liability to the Depositor with respect thereto. Any review by the Underwriters of the Depositor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Depositor.

     14. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements by the Depositor or its officers, the Seller or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Depositor or the Seller or any of their officers or directors or any controlling person, and will survive delivery of and payment for Notes of the related Series.

     If this Agreement is terminated pursuant to Section 12 or if for any reason the purchase of the Notes of a given Series by the Underwriters is not consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5(h), and the obligations of the Depositor and the Underwriters pursuant to Section 7 shall remain in effect.

     15. Notices. All communications hereunder will be in writing and, if sent to an Underwriter, will be mailed, delivered or telegraphed and confirmed to the Underwriters as follows: (a) for the Representative at 250 Vesey Street, World Financial Center-Tower North,

10th Floor, New York, New York 10281, (b) for Bear, Stearns & Co. Inc., 383 Madison Avenue, 10th Floor, New York, New York 10010, (c) for Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, New York 10010 and (d) for Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, and to the Depositor at 11000 Broken Land Parkway, Suite 600, Columbia, Maryland 21044 (Telecopy Number: 443-367-2230), Attention: President, Fieldstone Mortgage Investment Corporation.

     16. Successors. This Agreement and the Terms Agreement with respect to a given Series of Notes will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7, and their successors and assigns, and no other person will have any right or obligations hereunder.

     17. Representation of the Underwriters. The Representative will act for the several Underwriters set forth in the applicable Terms Agreement in connection with the transactions described in this Agreement and such Terms Agreement with respect to a given Series of Notes and any action taken by the Representative under this Agreement will be binding upon all the Underwriters for such Series of Notes.

     18. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

     19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     20. Obligations of the Seller. The Seller agrees with the Representative and each of the Underwriters, for the sole and exclusive benefit of the Representative and each such Underwriter, the Representative and each such Underwriter's officers and directors and each person controlling the Representative and each such Underwriter within the meaning of the Act, and not for the benefit of any assignee thereof or any other person or persons dealing with such Underwriter as follows: in consideration of and as an inducement to their agreement to purchase the Series of Notes under the related Terms Agreement from the Depositor, to indemnify and hold harmless the Representative and each Underwriter against any failure by the Depositor to perform its obligations to the Representative and the Underwriters hereunder, including, without limitation, any failure by the Depositor to honor any obligation to the Representative or any Underwriter pursuant to Section 7 hereof. In the case of any claim against the Seller by the Representative or any Underwriter, any officer or director of the Representative or any Underwriter or any person controlling the Representative or any Underwriter, it shall not be necessary for such claimant to first pursue any remedy from or exhaust any procedures against the Depositor.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon, it will become a binding agreement between the Depositor and the Underwriter, upon the Underwriter's execution of any related Terms Agreement, in accordance with its terms.

                                        Very truly yours,

                                        FIELDSTONE MORTGAGE INVESTMENT
                                        CORPORATION, as Depositor


                                        By: /s/ John C. Kendall
                                            ------------------------------------
                                        Name: John C. Kendall
                                        Title: President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By: /s/ Tom Saywell
    ---------------------------------
    Name: Tom Saywell
    Title: Authorized Signatory

BEAR, STEARNS & CO. INC.


By: /s/ Matthew Perkins
    --------------------------------
    Name: Matthew Perkins
    Title: Senior Managing Director

        [Signature Page One to Fieldstone 2005-2 Underwriting Agreement]

CREDIT SUISSE FIRST BOSTON LLC


By: /s/ Boris Grinberg
    ---------------------------------
    Name: Boris Gringerg
    Title: Director

LEHMAN BROTHERS INC.


By: /s/ Diane Rinnovatore
    ---------------------------------
    Name: Diane Rinnovatore
    Title: Managing Director

        [Signature Page Two to Fieldstone 2005-2 Underwriting Agreement]

Agreed to as to Section 19:

FIELDSTONE INVESTMENT CORPORATION


By: /s/ John C. Kendall
    ---------------------------------
    Name: John C. Kendall
    Title: Senior Vice President

       [Signature Page Three to Fieldstone 2005-2 Underwriting Agreement]

                             FORM OF TERMS AGREEMENT

                   FIELDSTONE MORTGAGE INVESTMENT CORPORATION

             FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 200[_]-[_]
                    MORTGAGE-BACKED NOTES, SERIES 200[_]-[_]

                                 TERMS AGREEMENT

                                   [____], 200[_]

To: Fieldstone Mortgage Investment Corporation, as Depositor under the Transfer and Servicing Agreement dated as of [____], 200[_]

Re:                 Underwriting Agreement dated as of [____], 200[_]

Title: Fieldstone Mortgage Investment Corporation Mortgage-Backed Notes, Series 200[_]-[__], Class [_] Notes

Principal Amount:   $[______] (approximate)

Interest Rates:     As set forth in Schedule A attached hereto.


Terms of the Notes:

-----------------------------------------------------------------
Class   Original Principal/Notional Balance   Note Rate
-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

Note Rating:

-----------------------------------------------------------------
Class of Notes          [_]                [__]
-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

Underwritten Notes:      Class [__] Notes
Notes Retained by [the   Class [__] Notes
   Seller]:
Underwriters:            [______]

Representative of the    [_]
Underwriters:
Servicer:                Fieldstone Servicing Corp. (the "Servicer")

Subservicer:             [______] ("[______]," or such capacity, the "Subservicer ")

Indenture Trustee:       [______], (the "Indenture Trustee")

Owner Trustee:           [___] (the "Owner Trustee")
Master Servicer:         [______] ("[______]" or in such capacity, the "Master
                         Servicer")

Trust Administrator:     [______] (or in such capacity, the "Trust Administrator")

[Swap/Cap/Corridor       [__]
Counterparty]:
Terms of Sale:           The purchase price payable by the Underwriters for each
                         Class of Notes is the applicable purchase price
                         percentage set forth on Schedule B of the aggregate
                         note principal amount of each Class of Notes.

                         Payment of the purchase price shall be in immediately available Federal funds wired to such bank as may be designated by the Depositor.

                         The Depositor has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Depositor, the Notes in the principal amounts set forth in Schedule B opposite their respective names.

Underwriters'            [The information set forth under the captions
Information:             "Underwriting" in the Prospectus and the Prospectus
                         Supplement.]

Underwriting
Commissions:             Notwithstanding anything to the contrary in the
                         Underwriting Agreement, no additional underwriting
                         commission shall be payable by the Depositor to the
                         Underwriters in connection with the purchase of the
                         Notes.

                         Public offering price and/or method of determining price at which the Underwriters will sell the Notes:
                         [Negotiated transactions.]

Mortgage Loans:          The mortgage loans (the "Mortgage Loans") sold by
                         Fieldstone Investment Corporation (the "Seller") to the
                         Depositor pursuant to the Mortgage Loan Purchase
                         Agreement, dated as of [_____], 200[_], and conveyed by
                         the Depositor to the Trust pursuant to the Transfer and
                         Servicing Agreement, dated as of [_____], 200[_] (the
                         "Transfer and Servicing Agreement"), among the Seller,
                         the Depositor, the Servicer, the Subservicer, the
                         Indenture Trustee, the Master Servicer and the Trust
                         Administrator.

Payment Dates:           Beginning [_____], 200[_], and thereafter on the 25th
                         day of each month (or if such day is not a Business
                         Day, then the next Business Day thereafter).

Delivery Date and        10:00 a.m., New York Time, on or about [_____], 200[_],
Location:                or at such other time not later than seven full
                         business days thereafter as may be agreed upon, at the
                         offices of Hunton & Williams LLP.

Terms used but not defined herein shall have the meanings assigned in the Underwriting Agreement.

                              [_____], as Representative acting on behalf of the Underwriters


                              By:
                                  ----------------------------------------------

Accepted:

FIELDSTONE MORTGAGE INVESTMENT CORPORATION, as Depositor


By:
    --------------------------------

                          Schedule A to Terms Agreement

                 Class [__]   Class [__]   Class [__]   Class [__]   Class [__]   Class [__]
                 ----------   ----------   ----------   ----------   ----------   ----------
Interest Rate:
                 [___]%       [___]%       [___]%       [___]%       [___]%       [___]%

                 Class [__]   Class [__]   Class [__]   Class [__]   Class [__]   Class [__]
                 ----------   ----------   ----------   ----------   ----------   ----------
Interest Rate:
                 [___]%       [___]%       [___]%       [___]%       [___]%       [___]%

----------
Other Information:

[_]

                          Schedule B to Terms Agreement

                   Approximate   Purchase Price
Class of Notes     Balance ($)   (% of Par)       [________]   [________]   [________]   [________]
----------------   -----------   --------------   ----------   ----------   ----------   ----------
[_].............
[_].............
[_].............
[_].............
[_].............                                               --           --           --
[_].............
[_].............
[_].............
[_].............
[_].............
[_].............
[_].............
                   --------------------------------------------------------------------------------
Total...........
                   --------------------------------------------------------------------------------

----------
*Notional Amount of such Interest-only Notes.

               FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 2005-3
                      MORTGAGE-BACKED NOTES, SERIES 2005-3

                                 TERMS AGREEMENT

                                November 15, 2005

To: Fieldstone Mortgage Investment Corporation, as Depositor under the Transfer and Servicing Agreement (as defined below)

Re: Underwriting Agreement, dated as of July 29, 2005, by and between Fieldstone Mortgage Investment Corporation and the Underwriters

Title: Fieldstone Mortgage Investment Corporation Mortgage-Backed Notes, Series 2005-3

Principal Amount:                $1,156,009,000 (approximate)

Interest Rates:                  As set forth in Schedule A attached hereto.

Terms of the Notes:

Class   Original Principal/Notional Balance   Interest Type
-----   -----------------------------------   -------------
 1-A                $316,989,000                 Floating
2-A1                $294,358,000                 Floating
2-A2                $262,801,000                 Floating
2-A3                $ 15,000,000                 Floating
 M1                 $ 44,283,000                 Floating
 M2                 $ 41,369,000                 Floating
 M3                 $ 27,968,000                 Floating
 M4                 $ 19,811,000                 Floating
 M5                 $ 19,228,000                 Floating
 M6                 $ 18,645,000                 Floating
 M7                 $ 18,645,000                 Floating
 M8                 $ 15,149,000                 Floating
 M9                 $ 12,819,000                 Floating
M10                 $ 20,976,000                   Fixed
M11                 $ 11,653,000                   Fixed

 M12                $  8,740,000                  Fixed
 M13                $  7,575,000                  Fixed

Note Rating:

Class   Fitch   Moody's   S&P
-----   -----   -------   ----
 1-A     AAA       Aaa    AAA
 2-A1    AAA       Aaa    AAA
 2-A2    AAA       Aaa    AAA
 2-A3    AAA       Aaa    AAA
  M1     AA+       Aa1    AA+
  M2     AA        Aa2    AA+
  M3     AA-       Aa3    AA+
  M4     A+        A1     AA+
  M5      A        A2      AA
  M6     A-        A3      AA
  M7    BBB+      Baa1     A+
  M8     BBB      Baa2     A+
  M9    BBB-      Baa3     A
 M10     NR        NR      A-
 M11     NR        NR     BBB+
 M12     NR        NR     BBB
 M13     NR        NR     BBB-

Notes Retained by the Seller:    Class M9, Class M10, Class M11, Class M12 and
                                 Class M13 Notes

Underwriters:                    Credit Suisse First Boston LLC, Bear, Stearns
                                 & Co., Inc., Lehman Brothers Inc. and Merrill
                                 Lynch, Pierce, Fenner & Smith Incorporated

Representative of the
Underwriters:                    Credit Suisse First Boston LLC

Servicer:                        Fieldstone Servicing Corp. (the "Servicer")

Subservicer:                     JPMorgan Chase Bank, National Association
                                 ("JPM," or in such capacity, the "Subservicer")

Indenture Trustee:               HSBC Bank USA, National Association (the
                                 "Indenture Trustee")

Owner Trustee:                   U.S. Bank Trust National Association (the
                                 "Owner Trustee")

Master Servicer:                 Wells Fargo Bank, N.A. (in such capacity, the
                                 "Master Servicer")

Trust Administrator:             Wells Fargo Bank, N.A. (in such capacity, the
                                 "Trust Administrator")

Swap Counterparty:               Bank of America, N.A.

Terms of Sale:                   The purchase price payable by the Underwriters
                                 for each Class of Notes is the applicable
                                 purchase price percentage set forth on Schedule
                                 B of the aggregate note principal amount of
                                 each Class of Notes.

                                 Payment of the purchase price shall be in immediately available Federal funds wired to such bank as may be designated by the Depositor.

                                 The Depositor has agreed to sell to the
                                 Underwriters, and the Underwriters have agreed to purchase from the Depositor, the Notes in the principal amounts set forth in Schedule B opposite their respective names.

Underwriters' Information:       The first two paragraphs and the first sentence
                                 of the third paragraph set forth under the
                                 caption "Method of Distribution" in the
                                 prospectus supplement dated November 15, 2005
                                 (the "Prospectus Supplement") and the related
                                 prospectus dated July 1, 2005 (collectively,
                                 the "Prospectus").

Underwriting Commissions:        Notwithstanding anything to the contrary in the
                                 Underwriting Agreement, no additional
                                 underwriting commission shall be payable by the
                                 Depositor to the Underwriters in connection
                                 with the purchase of the Notes.

                                 Public offering price and/or method of
                                 determining price at which the Underwriters will sell the Notes: Negotiated transactions.

Mortgage Loans:                  The mortgage loans (the "Mortgage Loans") sold
                                 by Fieldstone Investment Corporation (the
                                 "Seller") to the Depositor pursuant to the
                                 Mortgage Loan Purchase Agreement, dated as of
                                 November 1, 2005, and conveyed by the Depositor
                                 to the Trust pursuant to the Transfer and
                                 Servicing Agreement, dated as of November 1,
                                 2005 (the "Transfer and Servicing Agreement"),
                                 among the Seller, the Depositor, the Servicer,
                                 the Subservicer, the Indenture Trustee,

                                 the Master Servicer and the Trust
                                 Administrator.

Payment Dates:                   Beginning December 27, 2005 and thereafter on
                                 the 25th day of each month (or if such day is
                                 not a Business Day, then the next Business Day
                                 thereafter).

Delivery Date and Location:      10:00 a.m., New York Time, on or about November
                                 23, 2005, or at such other time not later than
                                 seven full business days thereafter as may be
                                 agreed upon, at the offices of Hunton &
                                 Williams LLP.

Terms used but not defined herein shall have the meanings assigned in the Underwriting Agreement.

                            [SIGNATURE PAGE FOLLOWS]

                                        CREDIT SUISSE FIRST BOSTON LLC, as
                                        Representative acting on behalf of the
                                        Underwriters


                                        By: /s/ Janie Hwang Lee
                                            ------------------------------------
                                            Name: Janie Hwang Lee
                                            Title: Director

Accepted:

FIELDSTONE MORTGAGE INVESTMENT CORPORATION, as Depositor

By: /s/ John C. Kendall
    ---------------------------------
    Name: John C. Kendall
    Title: President

              [Signature Page to Fieldstone 2005-3 Terms Agreement]

                          Schedule A to Terms Agreement

                   Class 1-A     Class 2-A1     Class 2-A2     Class 2-A3      Class M1       Class M2
                 ------------   ------------   ------------   ------------   ------------   ------------
Interest Rate:    LIBOR plus     LIBOR plus     LIBOR plus     LIBOR plus     LIBOR plus     LIBOR plus
                 0.245%(1)(2)   0.120%(1)(2)   0.260%(1)(2)   0.340%(1)(2)   0.430%(1)(3)   0.450%(1)(3)

                   Class M3       Class M4       Class M5       Class M6       Class M7       Class M8
                 ------------   ------------   ------------   ------------   ------------   ------------
Interest Rate:    LIBOR plus     LIBOR plus     LIBOR plus     LIBOR plus     LIBOR plus     LIBOR plus
                 0.480%(1)(3)   0.600%(1)(3)   0.630%(1)(3)   0.690%(1)(3)   1.200%(1)(3)   1.450%(1)(3)

                   Class M9       Class M9       Class M10      Class M11      Class M12      Class M13
                 ------------   ------------   ------------   ------------   ------------   ------------
Interest Rate:    LIBOR plus     LIBOR plus    5.000%(1)(3)   5.000%(1)(3)   5.000%(1)(3)   5.000%(1)(3)
                 2.000%(1)(3)   2.000%(1)(3)

(1) he interest rate for each class of Notes excluding the Class M10, Class M11, Class M12 and Class M13 Notes is the least of (i) one-month LIBOR plus the applicable margin, (ii) the available funds rate and (iii) the fixed rate cap of 12.250% annually. The Class M10, Class M11, Class M12 and Class M13 Notes is equal to the lesser of (i) 5.000% per annum and (ii) the available funds rate.

(2) If the servicer has not exercised its cleanup call on the first payment date on which the aggregate loan balance of the mortgage loans and any amounts on deposit in the pre-funding account at the beginning of the due period related to that payment date is less than 10% of the sum of the aggregate loan balance of the mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date, the margin on each of the Class 1-A, Class 2-A1, Class 2-A2 and Class 2-A3 Notes will increase on the following payment date to two times its respective margin shown above.

(3) If the servicer has not exercised its cleanup call on the first payment date on which the aggregate loan balance of the mortgage loans and any amounts on deposit in the pre-funding account at the beginning of the due period related to that payment date is less than 10% of the sum of the aggregate loan balance of the mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date, the margin on each of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 notes will increase on the following payment date to 1.5 times its respective margin shown above and the Class M10, Class M11, Class M12 and Class M13 Notes will increase its coupon shown above by 0.500%.

                          Schedule B to Terms Agreement

                                             Purchase
                                              Price                                                       Merrill Lynch,
                                               as a       Credit Suisse                                   Pierce, Fenner
       Class of            Approximate    Percentage of    First Boston   Bear Stearns        Lehman          & Smith
         Notes             Balance ($)         Par             LLC         & Co. Inc.     Brothers Inc.    Incorporated
----------------------   --------------   -------------   -------------   ------------   --------------   --------------
1-A...................   $  316,989,000       99.75%       $221,892,300   $ 31,698,900    $ 31,698,900     $ 31,698,900
2-A1..................      294,358,000       99.75%        206,050,600     29,435,800      29,435,800       29,435,800
2-A2..................      262,801,000       99.75%        183,960,700     26,280,100      26,280,100       26,280,100
2-A3..................       15,000,000       99.75%         10,500,000      1,500,000       1,500,000        1,500,000
M1....................       44,283,000       99.75%         30,998,100      4,428,300       4,428,300        4,428,300
M2....................       41,369,000       99.75%         28,958,300      4,136,900       4,136,900        4,136,900
M3....................       27,968,000       99.75%         19,577,600      2,796,800       2,796,800        2,796,800
M4....................       19,811,000       99.75%         13,867,700      1,981,100       1,981,100        1,981,100
M5....................       19,228,000       99.75%         13,459,600      1,922,800       1,922,800        1,922,800
M6....................       18,645,000       99.75%         13,051,500      1,864,500       1,864,500        1,864,500
M7....................       18,645,000       99.75%         13,051,500      1,864,500       1,864,500        1,864,500
M8....................       15,149,000       99.75%         10,604,300      1,514,900       1,514,900        1,514,900
M9....................       12,819,000      100.00%        12, 819,000             --              --               --
M10...................       20,976,000      100.00%         20,976,000             --              --               --
M11...................       11,653,000      100.00%         11,653,000             --              --               --
M12...................        8,740,000      100.00%          8,740,000             --              --               --
M13...................        7,575,000      100.00%          7,575,000             --              --               --
                         --------------                    ------------   ------------    ------------     ------------
Total.................   $1,156,009,000       99.76%       $827,735,200   $109,424,600    $109,424,600     $109,424,600


                                       B-1